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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-04647 and 333-04649 of L.A. T Sportswear, Inc. on Form S-8 of our report dated March 6, 1998 (March 26, 1998 at to Note 5), appearing in this Annual Report on Form 10-K of L.A. T Sportswear, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Atlanta, Georgia

March 26, 1998